EXHIBIT 3(a)

AEP TRANSMISSION COMPANY, LLC
LIMITED LIABILITY COMPANY AGREEMENT

THIS LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of AEP TRANSMISSION COMPANY, LLC (the “Company”), dated as of January 27, 2006, has been entered into by AEP Transmission Holding Company, LLC (the “Member”, which term shall include, as the context may require, additional or substituted members of this limited liability company).

ARTICLE I

FORMATION AND PURPOSE OF THE COMPANY

1.1    Formation. The Member hereby organizes the Company as a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Delaware Code Sections 18-101 et. seq., as the same may be amended from time to time (the “Act”). Except as expressly provided herein to the contrary, the rights and obligations of the Member and the administration and termination of the Company shall be governed by the Act.

1.2    Name. The name of the company shall be “AEP Transmission Company, LLC” or such other name as may be determined by the Board of Managers from time to time in compliance with applicable law; provided that the name shall always contain the words “Limited Liability Company” or the letters “LLC”.

1.3    Purpose and Powers of the Company. The purpose of the Company shall be to engage in any lawful business permitted by the Act or the laws of any jurisdiction in which the Company may do business.

1.4    Principal Place of Business. The principal place of business of the Company shall be 1 Riverside Plaza, Columbus, Ohio 43215, and such other places or place as designated by the Board of Managers.

1.5    Registered Agent. The name and address of the registered agent of the Company for service of process in the State of Delaware shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The Member may from time to time change the registered agent or office by an amendment to the certificate of formation of the Company.

1.6.    Fiscal Year. The “Fiscal Year” of the Company shall end on December 31 of each year and shall include any partial fiscal year at the beginning and at the end of the Company’s life.

1.7    Member. The name and business address of the initial Member of the Company is set forth in Attachment 1 attached hereto. On any matter that is to be decided by the Member of the Company, the Member may take such action without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the Member.

1.8    Filings. Subject to the provisions and limitations set forth in this Agreement, Heather L. Geiger, Secretary of the Member, or any other officer of the Member (“Authorized Person”), is hereby designated as an authorized person, within the meaning of the Act, to execute, deliver and file, or to cause the execution, delivery and filing of, the certificate of formation of the Company (and any amendments and/or restatements thereof) and any other certificates, notices, statements or other instruments (and any amendments and/or reinstatements thereof) necessary or advisable for the formation, qualification or continuation of existence of the Company in all jurisdictions where such filings are necessary or appropriate for the Company’s conduct of its business. The Authorized Person promptly shall execute and deliver such documents and perform such acts consistent with the terms of this Agreement as may be reasonable or necessary to comply with the requirements of law for the formation, qualification and continuation of existence of a limited liability company under the laws of each jurisdiction in which the Company shall conduct business.

1.9    Term. The term of the Company shall commence on the date of the filing of the certificate of formation of the Company in accordance with the Act and shall terminate or dissolve in accordance with the Act.

ARTICLE II

CAPITAL CONTRIBUTION

2.1    Capital Contribution. The Member shall make an initial capital contribution. The description of which and the federal income tax basis and current fair market value of which are set forth on Attachment 2, attached as part of this Agreement. No additional capital contributions shall be required, but the Member may make one or more additional capital contributions as the Member in its sole discretion may determine. No creditor or other third party having dealings with the Company shall have the right to enforce the right or obligation of any Member to make capital contributions or loans, or pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of and may be enforced solely by, the parties hereto and their respective successors and permitted assigns. None of the rights or obligations of any Member herein set forth to make capital contributions or loans to the Company shall be deemed an asset of the Company for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Company or pledged or encumbered by the Company to secure any debt or other obligation of the Company or any Member.

2.2    Capital Account. The Company shall maintain the Capital Account in accordance with section 1.704-1(b) of the Federal Income Tax Regulations.

ARTICLE III

MANAGERS

3.1    General Powers. The property, affairs and business of the Company shall be managed by the Board of Managers, and, except as otherwise expressly provided by law, the Certificate of Formation or this Agreement, all of the powers of the Company shall be vested in such Board of Managers.

3.2    Number of Managers. The number of Managers constituting the Board of Managers shall be at least one and no more than ten as determined from time to time by the Board of Managers. The initial Managers of the Company are set forth on Attachment 3 attached hereto.

3.3    Election and Removal of Managers; Quorum.

(a)    Managers shall be elected by the Member.

(b)	Managers shall hold their offices until their successors are elected. Any Manager may be removed from office at any time, with or without cause, by the Member.

(c)
A majority of the number of Managers elected and serving at the time of any meeting shall constitute a quorum for the transaction of business. The act of a majority of the Managers present at a meeting at which a quorum is present shall be the act of the Board of Managers. Less than a quorum may adjourn any meeting.

3.4    Meetings of Managers. Meetings of the Board of Managers shall be held at places within or without the State of Delaware and at times fixed by resolution of the Board of Managers, or upon call of the Chairman of the Board of Managers, if any, or the President. The Secretary or officer performing the Secretary’s duties shall give not less than 24 hours’ notice by letter, telecopy, electronic mail, telegraph or telephone (or in person) of all meetings of the Board of Managers, provided that notice need not be given of regular meetings held at times and places fixed by resolution of the Board of Managers. Meetings may be held at any time without notice if all of the Managers are present, or if those not present waive notice in writing either before or after the meeting. The notice of meetings of the Board of Managers need not state the purpose of the meeting.

3.5    Actions by Consent of Managers. On any matter that is to be decided by the Board of Managers of the Company, the Board of Managers may take such action without a meeting without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by a majority of the number of Managers entitled to vote at a meeting of the Managers.

ARTICLE IV

OFFICERS

4.1    Officers. For the purpose of supervising the day-to-day operations of the Company, the Board of Managers shall appoint officers of the Company. The officers of the Company shall be a Chief Executive Officer, a President, a Treasurer, and a Secretary, and such Vice Presidents and other officers or assistant officers as the Board of Managers may form time to time deem necessary and appoint. In addition the Board of Managers may elect a Chairman from among themselves. More than one office may be held by the same person, but only a Manager may serve as Chairman. The initial officers of the Company are set forth on Attachment 4 attached hereto.

4.2    Appointment and Term of Office. The officers of the Company shall be appointed from time to time by the Board of Managers as it shall determine, and new offices may be created and filled at any meeting of the Board of Managers. Each officer shall hold office until his successor shall have been appointed.

4.3    Resignation. Any officer or assistant officer may resign at any time by giving written notice to the Board of Managers or the Chairman, if any, or to the President or Secretary of the Company. A resignation shall take effect at the time specified therein, and unless otherwise specified therein, shall become effective upon delivery. The acceptance of such resignation shall not be necessary to make it effective unless so specified in the resignation.

4.4    Removal. Any officer or assistant officer may be removed by the Board of Managers with or without cause whenever in its judgment the best interests of the company would be served thereby.

4.5    Duties of Officers.

(a)	Chairman. The chairman, if any, shall preside at all meetings of the Member and all meetings of the Board of Managers.

(b)
Chief Executive Officer. The Chief Executive Officer (“CEO”) of the Company shall have full responsibility and authority for the management of the operations of the Company, subject to the authority of the Board of Managers, and shall exercise the duties and have the powers usually pertaining to the office held by the CEO of a company. The CEO may sign and execute in the name of the Company, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Managers or by this Agreement to some other officer or agent of the Company or shall be required by law otherwise to be signed or executed. The CEO may, by instrument in writing, delegate authority to any employee, representative, or agent to sign and execute in the name of the Company deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Managers except where the signing and execution of such documents shall be expressly delegated by the Board of Managers to some other officer or agent of the Company or shall be required by law or otherwise to be signed or executed. In addition, the CEO shall perform all duties incident to the office of the CEO and such other duties as from time to time may be assigned to him or her by the Board of Managers.

(c)
President. The President shall have full responsibility and authority for management of the day-to-day operations of the Company, subject to the authority of the Board of Managers and the CEO, and shall exercise the duties and have the powers usually pertaining to the office held by the President of a company. The President may sign and execute in the name of the Company, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Managers, the CEO, or by this Agreement to some other officer or agent of the Company, or shall be required by law otherwise to be signed or executed. The President may, by instrument in writing, delegate authority to any employee, representative, or agent to sign and execute in the name of the Company deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Managers except where the signing and execution of such documents shall be expressly delegated by the Board of Managers or the CEO to some other officer or agent of the Company or shall be required by law or otherwise to be signed or executed. In addition, the President shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him or her by the Board of Managers or the CEO.

(d)
Vice Presidents. Each Vice President, if any, shall have such powers and duties as may from time to time be assigned to him or her by the President or the Board of Managers. Any Vice President may sign and execute in the name of the Company deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Managers, except where the signing and execution of such documents shall be expressly delegated by the Board of Managers or the President to some other officer or agent of the Company or shall be required by law or otherwise to be signed or executed. Each Vice President may, by instrument in writing, delegate authority to any employee, representative, or agent to sign and execute in the name of the Company deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Managers except where the signing and execution of such documents shall be expressly delegated by the Board of Managers or the President to some other officer or agent of the Company or shall be required by law or otherwise to be signed or executed.

(e)
Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Company, and shall deposit all monies and securities of the Company in such banks and depositories as shall be designated by the Board of Managers. The Treasurer shall be responsible (i) for maintaining adequate financial accounts and records in accordance with generally accepted accounting practices; (ii) for the preparation of appropriate operating budgets and financial statements; (iii) for the preparation and filing of all tax returns required by law; and (iv) for the performance of all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Managers or the President. The Treasurer may sign and execute in the name of the Company deeds, mortgages, notes, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Managers or by this Agreement to some other officer or agent of the Company or shall be required by law or otherwise to be signed or executed.

(f)    Secretary. The Secretary shall act as secretary of all meetings of the Board of Managers and the Member. The Secretary shall keep and preserve the minutes of all such meetings in permanent books. The Secretary shall see that all notices required to be given by the Company are duly given and served; shall have charge of the books, records and papers of the Company relating to its organization and management as a Company; shall see that all reports, statements and other documents required by law (except tax returns) are properly filed; and shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Board of Managers or the President.

ARTICLE V

AMENDMENT

5.1    Amendments. Amendments to this Agreement may be made in writing by the Company’s Member.

ARTICLE VI

BANK ACCOUNTS.

6.1    Establishing/Closing Bank Accounts. Any person at the time holding any one of the following positions: Treasurer of the Company, any Assistant Treasurer of the Company, or Chief Financial Officer of American Electric Power Company, Inc. (each an "Authorizing

Officer"), is authorized to: (i) establish one or more domestic or international accounts (including but not limited to, depository, checking, disbursement, custodian, or investment accounts, and other accounts as deemed necessary for business purposes of the Company by such person) ("Account"), in the name of the Company with any bank, trust company, savings and loan institution, brokerage firm or other financial institution which said Authorizing Officer shall from time to time designate as a depository of funds, securities or other property of the Company, for any purpose and on terms and conditions deemed appropriate by such person on behalf of the Company; (ii) change the title by which any account of the Company shall be known; (iii) close accounts of the Company now or hereafter established; and (iv) designate any officer, agent or employee of the Company to do any of the above provided that the said depositories are directed to provide the Authorized Officer with written confirmation of the opening and closing of each Account.

6.2    Assign, Limit And Revoke Authority. Any Authorizing Officer is authorized and empowered, for and on behalf of the Company, to assign, limit or revoke any and all authority of any officer, or agent, or employee of the Company, or other person designated by such Authorizing Officer to: (i) sign checks, drafts and orders for the payment of money drawn on the Company's accounts, and all notes of the Company and all acceptances and endorsements of the Company; (ii) execute or initiate electronic fund transfers; (iii) execute or initiate foreign currency exchange transactions; (iv) execute or initiate the investment of short term monies; and (v) initiate requests for information for any Account of the Company. All checks and electronic transfer requests drawn against any Account of this Company in any bank or other financial institution shall be signed manually or by facsimile signature by any officer, employee or person assigned the authority to sign checks in accordance with the "Assign Limit Revoke Authority" stated above. The Treasurer of the Company may approve the use of a corporate logo in place of any manual or facsimile signature on any check, draft, note or acceptance of the Company. Any one of the Authorizing Officers is authorized, by means of a written instrument, to assign, limit or revoke any and all authority of any financial institution to rely upon and honor any manual facsimile signature or corporate logo now or hereafter certified to it on behalf of the Company.

6.3    Duties Of Officers. Any one of the Authorizing Officers of the Company is authorized and empowered to do and perform all acts, execute and deliver all agreements, documents, and certificates, and take all other steps as may be necessary or advisable or convenient and proper to carry out the intent of this Article VI of the Agreement. Each bank or other financial institution with which there are deposited from time to time funds of this Company is authorized and requested to accept, honor, and pay without further inquiry and until written notice of the revocation of the authority hereby granted is received by it, all checks and electronic funds transfer requests, drawn against such deposited funds when duly authorized as provided in this Article VI of the Agreement. The authority conferred by this Article VI shall remain in full force and effect until notice of rescission or modification shall be received by the respective bank depositories. A copy of this Agreement may be furnished to all banks in which the Company now has or may hereafter have funds on deposit.

ARTICLE VII

INDEMNIFICATION

7.1    Indemnification. Unless otherwise prohibited by law, the Company shall indemnify and hold harmless the Managers, Member and officers of the Company and the officers, managers, directors, and employees of the Member, and their respective successors from any claim, loss, expense, liability, action or damage resulting from any act or omission performed by or on behalf of or omitted by such person in their capacity as a Manager, Member or officer of the Company, including, without limitation, reasonable costs and expenses of their attorneys engaged in defense of any such act or omission; provided, however, that such persons shall not be indemnified or held harmless for any act or omission that is in violation of any of the provisions of this Agreement or that constitutes fraud, gross negligence or willful misconduct.

7.2    Expenses. To the fullest extent permitted by law, expenses (including legal fees) incurred by any person in defending any claim, demand, action, suit or proceeding with respect to which such person is entitled to indemnification under this Article VII shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of such person, secured by adequate collateral, to repay such amount if it shall be determined that the Indemnity is not entitled to be indemnified as authorized in this Article VII.

7.3    Insurance. The Company may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance this Article VII and may also procure insurance, in such amounts as the Board of Managers may determine, on behalf of any person who is or was a Manager, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a manager, director, officer, employee, or agent of another company, corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against or incurred by him or her in any such capacity or arising from his or her status as such, whether or not the Company would have power to indemnify him or her against such liability under the provisions of this Article VII.

IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

AEP TRANSMISSION HOLDING COMPANY, LLC, the Sole Member

By: /s/ Carl L. English
Name:    Carl L. English

Title    Vice President

ATTACHMENT 1

MEMBER

AEP Transmission Holding Company, LLC
1 Riverside Plaza
Columbus, Ohio 43215

ATTACHMENT 2

CAPITAL CONTRIBUTIONS

Member	Capital Contribution

AEP Transmission Holding Company, LLC	$100.00
1 Riverside Plaza
Columbus, Ohio 43215

ATTACHMENT 3

BOARD OF MANAGERS

Jeffrey D. Cross
Carl L. English
Michael Heyeck
Michael G. Morris
Stephen P. Smith

ATTACHMENT 4

OFFICERS

Michael G. Morris - Chairman of the Board & Chief Executive Officer
Michael Heyeck - President
Carl L. English - Vice President
Mark A. Pyle - Vice President - Tax
Heather L. Geiger - Secretary
Stephen P. Smith - Treasurer
Jeffrey D. Cross - Assistant Secretary
Stephan T. Haynes - Assistant Treasurer